Flotek Industries
10603 W. Sam Houston Pkwy N., Suite 300
Houston, TX 77064
Ph: 713-849-9911
www.flotekind.com

Flotek Acquires JP3, Leading Data and Analytics Technology Company

Acquisition of high-growth data company with $1B US addressable market
Transformative acquisition diversifies Flotek's business across hydrocarbon value chain

HOUSTON, May 18, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) announced today it has acquired 100% ownership of JP3 Measurement, LLC ("JP3"), a privately held leading data and analytics technology company, in a cash-and-stock transaction. The transaction is valued at approximately $34.4 million, comprised of $25 million in cash and 11.5 million shares in Flotek common stock, with the assumption of $1.3MM of debt and an additional $5 million earn-out based on appreciation of Flotek's share price.

JP3's innovative, real-time data platforms combine the energy industry's only field-deployable, inline optical analyzer with proprietary cloud visualization and analytics, to radically increase processing efficiencies and valuation of natural gas, crude oil and refined fuels. The transaction positions Flotek for accelerated growth and diversifies the Company's business across all segments of the hydrocarbon value chain, while enhancing existing chemistry applications and broadening its customer reach across the midstream and downstream sectors.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek stated: "This market has created such chaos and uncertainty that numerous growth opportunities – both organic and inorganic – have emerged. We have been disciplined in vetting those opportunities with a desire to reduce our dependence on rig count and the US unconventional market, while establishing an offering in the digital transformation market. With the acquisition of JP3, we are able to diversify our revenue stream and better serve our customers amidst accelerating digital transformation in the energy industry. The estimated $1 billion addressable market in the US alone provides significant revenue growth opportunities.

"Together with JP3, we have a shared vision for being the platform that optimizes profitability from the reservoir to a hydrocarbon molecule's final destination. The automation of real-time analysis of flowing products brings tremendous value to the midstream energy sector and in the delivery of refined fuels. The more we know about our hydrocarbons, the more efficient, clean, safe and profitable we become as an industry," continued Gibson.

JP3 President Matt Thomas stated, "Our outstanding team at JP3 has built a technology platform that brings significant increases in profitability to over sixty clients by maximizing the value of their hydrocarbons through our real-time analysis of flowing products and our cloud-based monitoring solutions. Flotek's strong liquidity position can fuel growth opportunities by accelerating our Data-as-a-Service (DaaS) product offerings and expanding our reach into international markets. The energy industry is in a state of transformation, and we look forward to helping companies capture cost savings  and generate higher revenues through the application of our proprietary technology.”  The acquisition offers compelling strategic and financial benefits for Flotek by:  • Adding high growth business with proven technology platform that supports digital  transformation in the energy industry;  • Providing clear runway into $1 billion addressable market with significant international  opportunity utilizing Flotek’s global reach;    • Building on JP3’s strong value proposition for customers, with the automation of real‐time  analysis driving increased profitability for customers even in a weak oil market;  • Opening up significant downstream distribution opportunity highlighted by the recently‐ announced joint marketing agreement between JP3 and Phillips 66;  • Creating opportunity for recurring revenue at high margins by accelerating JP3’s continued  transition to a DaaS business model;   • Diversifying Flotek’s business across all segments of the hydrocarbon value chain, while  enhancing existing chemistry applications and broadening its customer reach across the  midstream and downstream sectors.    In conjunction with the transaction, Flotek will create a new Analysis & Data division, which will be led  by Thomas as Flotek Executive Vice President, in addition to his continuing role as President of JP3.  Additionally, JP3’s Chief Data Officer James Dixson will serve as Senior Vice President of the Analysis &  Data Division. JP3 will continue to be headquartered in Austin, Texas.   As an inducement to join the Company and to closely align interests with the Company’s shareholders,  Thomas has been granted 507,000 restricted stock awards (RSAs) that will vest over three years and  performance‐based options representing approximately 461,000 shares of the Company that will vest  based on achievement of the closing stock price for the Company’s common stock for a 20 consecutive  trading‐day period, with full vesting at closing prices at or above $7.00 per share for a 20 consecutive  trading‐day period.  The options have an exercise price equal to the closing price of the Company’s  shares on the date of grant. As a part of the inducement plan, the Company expects to offer equity –  including RSAs and performance‐based options – to other JP3 leaders and employees representing no  more than 815,000 shares of the Company.  As a part of the transaction, the sellers of JP3 have the right to nominate one member to Flotek’s Board  of Directors, subject to approval by the Company’s Governance & Nominating Committee.     Tudor, Pickering, Holt & Co. (“TPH”) served as financial advisor to JP3 related to the transaction.    Conference Call  Flotek and JP3 will hold a conference call on Tuesday, May 19, 2020, at 9:00 a.m. CT (10:00 a.m. ET) to  discuss the transaction and Flotek’s first quarter earnings performance.  To participate in the call,  participants should access the webcast on www.flotekind.com under the Investor Relations section or  dial 1‐844‐835‐9986 approximately five minutes prior to the start of the call. Following the conclusion of  the conference call, a recording of the call will be available on the Company’s website.  A slide presentation will be available for download at www.flotekind.com

About Flotek  Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve  return on invested capital through data‐driven platforms and chemistry technologies. Flotek serves  downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly  traded company headquartered in Houston, Texas, and its common shares are traded on the New York  Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site  at www.flotekind.com.  About JP3   Headquartered in Austin, Texas, JP3 Measurement was founded in 2005 and provides the industry’s only  field deployable, real time, in‐line optical analyzer for both liquid and natural gas measurement.  With  analysis points in every major basin across North America, JP3 is focused on improving the quality of  hydrocarbon measurement and process control for the oil & gas industry.   For more information, please  visit JP3’s website at http://www.jp3.com/.  Forward‐Looking Statements   Certain  statements  set  forth  in  this  press  release  constitute  forward‐looking  statements  (within  the  meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of  1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects.  Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar  expressions or variations of such words are intended to identify forward‐looking statements, but are not  the exclusive means of identifying forward‐looking statements in this press release.  Although forward‐ looking statements in this press release reflect the good faith judgment of management, such statements  can only be based on facts and factors currently known to management.  Consequently, forward‐looking  statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ  materially  from  the  results  and  outcomes  discussed  in  the  forward‐looking  statements.  Further  information  about  the  risks  and  uncertainties  that  may  impact  the  Company  are  set  forth  in  the  Company’s  most  recent  filing  with  the  Securities  and  Exchange  Commission  on  Form  10‐K  (including,  without  limitation,  in  the  "Risk  Factors"  section  thereof),  and  in  the  Company’s  other  SEC  filings  and  publicly available documents.  Readers are urged not to place undue reliance on these forward‐looking  statements, which speak only as of the date of this press release. The Company undertakes no obligation  to revise or update any forward‐looking statements in order to reflect any event or circumstance that may  arise after the date of this press release.  Investor Inquiries, contact: Elizabeth Wilkinson Chief Financial Officer E: ewilkinson@flotekind.com P: (713) 726-5325 Media Inquiries, contact: Danielle Allen Senior Vice President, Chief of Staff E: DAllen@flotekind.com P: (713) 726-5322